EXHIBIT 10.8

SUMMARY

2007 DISCRETIONARY SUPPORT SERVICES BONUS PROGRAM

The 2007 Discretionary Support Services Bonus Program is based on a percentage of each executive’s annual salary, determined using the Objectives set forth below. The actual thresholds for each Objective and the inclusion of any such Objectives are determined annually by the Board of Directors and may vary from year to year. Certain Objectives have minimum thresholds that must be attained before any bonus can be earned. All percentages below reflect the maximum percentage of annual salary that can be earned in 2007 for reaching the highest threshold for each Objective. The program is not a contract guarantying a bonus, and any bonus and the achievement level of each Objective is in the sole discretion of the Board of Directors, or its Compensation Committee, including the right to exercise negative discretion in the payment of any bonus for any reason.

OBJECTIVES FOR 2007

Financial Objectives	Maximum % of Salary
Pre-Tax Net Profit	33%
Pre-Tax Net Margin Retention
(Pre-Tax Net Profit/Total Revenue)	12.0%
Revenue/Gross Profit Growth	7.5%
Used Car Revenue/Gross Profit Growth	7.5%
Fixed Departments Revenue/Gross Profit Growth	7.5%
(parts and service, F & I)

Non-Financial/Operational
Minimum Sales Requirement	7.5%
(satisfy specific sales requirements set by manufacturer)
Approved to Purchase Stores	22.5%
(percentage is function of number and type of approved lines)
Sales Satisfaction Scores	7.5%
(based on percentage of stores equaling or exceeding manufacturer’s criteria)
Service Satisfaction Scores	7.5%
(based on percentage of stores equaling or exceeding manufacturer’s criteria)
Implement Assured Sales and Branding	13.5%
(percentage is function of number of stores participating)
Develop Internet Sales Process	3.0%
(satisfying specified steps indentified)
Improve Car Buying Process	3.0%
(satisfying specified steps indentified)
Implement Lithia Store Management System	6.0%
(throughout entire Lithia dealership network)
Implement HR Development Programs	12.0%
(Recruiting, Performance Review, Training and Development, Compensation)